EXHIBIT 32.01

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Anthony Mason, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the amended Quarterly Report of Worthington Energy, Inc. on Form 10-Q/A for the fiscal quarter ended March 31, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this amended Quarterly Report on Form 10-Q/A fairly presents in all material respects the financial condition and results of operations of Worthington Energy, Inc.

	By:	/s/ ANTHONY MASON
Date: November 14, 2012	Name:	Anthony Mason
	Title:	Chief Executive Officer, Principal Financial Officer and Principal Accounting Officer